Illumina completes acquisition of SomaLogic
Deeply expands leadership in proteomics and multiomics
Combined capabilities bring high scalability, flexibility, and affordability into protein analysis
Combination leverages SomaScan with Illumina’s NGS ecosystem, DRAGEN software, and Illumina Connected Multiomics to rapidly transform insights into discoveries
SAN DIEGO, January 30, 2026 /PRNewswire/ -- Illumina, Inc. (NASDAQ: ILMN) today announced that it has completed its acquisition of SomaLogic, a leader in data-driven proteomics technology. The highly complementary proteomics capabilities expand Illumina’s multiomics portfolio, strengthening customer access to proteomic insights at scale to help drive faster drug discovery and positively impact health care.

“Welcoming the SomaLogic team to Illumina is an important milestone in executing the multiomics strategy we outlined in 2024,” said Jacob Thaysen, chief executive officer of Illumina. “By combining SomaLogic’s highly differentiated proteomics technology with Illumina’s industry-leading innovation and global reach, we are strengthening our ability to deliver scalable insights across genomics and proteomics, helping customers unlock more from every sample in support of better outcomes for patients.”

SomaLogic’s technologies provide deep insights into protein function, interactions, and modifications, helping to accelerate understanding of complex biology and human health. Customers will benefit from the combined power of SomaScan, Illumina Protein Prep, SomaSignal Tests, DRAGEN software, and Illumina Connected Multiomics to generate rich multiomic datasets at scale, with the flexibility to adopt the tools and workflows that best match their needs.

Illumina is building new, scalable growth businesses that complement and accelerate its high-throughput sequencing franchise. The SomaLogic acquisition ideally positions Illumina for growth in the expanding proteomics market by increasing customer access to SomaLogic’s technologies and service offerings, coupled with Illumina’s product innovation and global market reach.

Illumina remains an open, accessible, and enabling next-generation sequencing (NGS) platform, and will work closely with customers to provide continuity of products, services, and support as SomaLogic’s portfolio is integrated into Illumina’s product and solutions roadmap.

Illumina and SomaLogic have partnered in proteomics co-development since late 2021, when the companies entered into an agreement to bring the SomaScan Proteomics Assay onto Illumina’s high-throughput NGS platforms. The completed acquisition builds on this foundation, expanding Illumina’s presence in the large and growing proteomics market and advancing its leadership in multiomics. The company will continue to support SomaLogic customers and partnerships, including existing service providers using SomaLogic’s array-based readout.

Illumina acquired SomaLogic and other specified assets from Standard BioTools for $350 million, subject to customary adjustments, in cash paid at closing, plus up to $75 million in near-term performance-based milestones and performance-based royalties. The deal was funded with cash on hand, and Illumina will discuss the financial implications of the transaction in our upcoming earnings call scheduled for February 5, 2026.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the future conduct and growth of the business and the markets in which we operate, including the proteomics market; (ii) the success of products and services competitive with our own; (iii) our ability to successfully integrate the SomaLogic business into our existing operations and the SomaLogic business’s technology and products into our portfolio; (iv) our ability to sell the products and further develop the SomaLogic business’s technology; (v) our ability to successfully manage partner and customer relationships in the proteomics market; (vi) our ability to manufacture robust instrumentation and consumables including the SomaLogic business’s products; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; and (viii) customer uptake of, and satisfaction with, new products and services, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts' expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

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